Consent of Independent Registered Public Accounting Firm

     We have issued our report dated June 25, 2005 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 225 as of April 30, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 11 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears in the Prospectus.

                                        Grant Thornton LLP

Chicago, Illinois
August 25, 2005